Exhibit 99.1

NEWS RELEASE

800 Cabin Hill Drive, Greensburg, PA 15601-1650

Media contact:	Investor contact:
David Neurohr	Max Kuniansky
Director, External Communications	Executive Director, Investor Relations
Phone: (724) 838-6020	and Corporate Communications
Media Hotline: 1-888-233-3583	Phone: (724) 838-6895
E-mail: dneuroh@alleghenyenergy.com	E-mail: mkunian@alleghenyenergy.com

Allegheny Energy Reports Second Quarter 2009 Results

GREENSBURG, Pa., August 4 , 2009 — Allegheny Energy, Inc. (NYSE: AYE) today reported financial results for the second quarter of 2009.

Consolidated Net Income Attributable to Allegheny Energy, Inc.

	$ millions		Per share
	2009	2008	2009	2008
Three Months Ended June 30
GAAP	$72.6	$154.1	$0.43	$0.91
Adjusted	69.8	76.5	0.41	0.45

Six Months Ended June 30
GAAP	$206.5	$290.3	$1.22	$1.71
Adjusted	183.9	212.7	1.08	1.25

Adjusted net income for the second quarter of 2009 excludes a net unrealized pre-tax gain of $4.6 million from economic hedges that do not qualify for hedge accounting. There were $127.3 million of similar adjustments for the second quarter of 2008.

Adjusted net income is a non-GAAP financial measure. For information on the calculation of adjusted net income for all periods, see the attached reconciliations of non-GAAP financial measures.

“We reported solid results in the second quarter despite the weak economy, mild weather and unusually low power prices,” said Paul J. Evanson, Chairman, President and Chief Executive Officer of Allegheny Energy. “Adjusted pre-tax income matched last year’s results due to increased cost recovery in Virginia and higher generation rates. However, earnings per share were down due to higher income taxes. We remain focused on executing our business plans, particularly expanding transmission, controlling costs and maintaining a strong financial condition.”

Second Quarter Consolidated Results

Adjusted net income for the second quarter of 2009 decreased by $6.7 million compared with the same period in 2008. Key factors contributing to the results include:

•

Adjusted operating revenues decreased by $16.1 million, reflecting reduced generation volume and lower power prices, partially offset by higher rates in Pennsylvania and Maryland and increased purchased power cost recovery in Virginia.

•	Fuel expense decreased by $28.5 million due to lower generation volume, partially offset by higher coal prices.

•	Purchased power costs were higher by $15.0 million due to increased purchases from third parties to serve Maryland customers.

•	Deferred energy expense decreased by $8.7 million due to a fuel and energy cost recovery clause in West Virginia.

•	Operations and maintenance costs increased by $10.6 million, largely due to higher special maintenance expense at the power plants.

•	Taxes other than income taxes decreased by $6.4 million, primarily due to favorable state tax settlements.

•

Adjusted income tax expense increased by $7.0 million, reflecting a higher effective tax rate. In the second quarter of 2008, the 34 percent effective tax rate on adjusted income was lower than normal, primarily due to an increase in estimated future benefits from net operating loss carryforwards under Pennsylvania tax rules.

Adjusted EBITDA for the second quarter of 2009 was $243.2 million, a decrease of $0.9 million compared to the same quarter of the prior year. EBITDA and adjusted EBITDA are non-GAAP financial measures. Details on the calculation of EBITDA and adjusted EBITDA, as well as reconciliations of these financial measures to net income, are attached to this release.

Segment Results

Net Income Attributable to Allegheny Energy, Inc.

Three Months Ended June 30

($ millions)

	2009	2008	Increase (Decrease)
Generation and Marketing:
GAAP	$45.0	$149.6	$(104.6)
Adjusted	42.2	72.0	(29.8)

Delivery and Services:
GAAP	$27.6	$4.5	$23.1
Adjusted	27.6	4.5	23.1

Adjusted net income for the Generation and Marketing segment in the second quarter of 2009 and 2008 excludes the net unrealized gains previously discussed. There were no adjustments in the Delivery and Services segment for the second quarter of either year.

Generation and Marketing: Adjusted net income for the quarter decreased by $29.8 million compared to the same period a year earlier. Results were adversely impacted by decreased generation volume, lower power prices, the elimination of an intercompany transfer payment and higher special maintenance expense, partially offset by higher generation rates in Pennsylvania and Maryland, lower fuel costs and lower income taxes.

Delivery and Services: Net income for the quarter increased by $23.1 million compared to the same period a year earlier. Key factors contributing to the improved results include increased cost recovery in Virginia, revenues from transmission expansion and the elimination of an intercompany transfer payment. These benefits were partially offset by the expiration of an earnings benefit related to stranded cost recovery, lower retail electricity sales and higher income taxes, primarily due to an increase in pre-tax income.

Six-Month Consolidated Results

Adjusted net income for the six months ended June 30, 2009 decreased by $28.8 million compared to the same period in 2008. Adjusted EBITDA for the six months ended June 30, 2009 increased $4.0 million compared to the same period of the prior year. Details on the calculation of EBITDA and adjusted EBITDA, as well as reconciliations of these financial measures to net income, are attached to this release.

Segment Results

Net Income Attributable to Allegheny Energy, Inc.

Six Months Ended June 30

($ millions)

	2009	2008	Increase (Decrease)
Generation and Marketing:
GAAP	$132.7	$252.1	$(119.4)
Adjusted	110.1	174.5	(64.4)

Delivery and Services:
GAAP	$73.8	$38.2	$35.6
Adjusted	73.8	38.2	35.6

Adjusted net income for the Generation and Marketing segment for the six-month period of 2009 and 2008 excludes the net unrealized gains previously discussed. There were no adjustments in the Delivery and Services segment for the six-month period of either year.

Reconciliation of Non-GAAP Financial Measures

This news release includes presentation of adjusted net income, EBITDA, adjusted EBITDA and other non-GAAP financial measures as defined in the Securities and Exchange Commission’s Regulation G.

Management believes that presenting these additional financial measures provide investors with a more complete understanding of the core results and underlying trends from which to consider past performance and prospects for the future. These financial measures should not be considered in isolation or viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of operating performance or liquidity.

Pursuant to the requirements of Regulation G, tables are attached that reconcile non-GAAP financial measures in this document to the most directly comparable GAAP measure.

Investor Conference Call

Allegheny Energy will discuss these results in a live Internet broadcast at 1:00 p.m. Eastern Daylight Time on Tuesday, August 4, 2009. To listen, visit www.alleghenyenergy.com. Slides to be used in the Webcast presentation will be available at www.alleghenyenergy.com at approximately 9:30 a.m. Eastern Daylight Time on Tuesday, August 4. A taped replay will be available after the live broadcast.

Allegheny Energy

Headquartered in Greensburg, Pa., Allegheny Energy is an investor-owned electric utility with total annual revenues of over $3 billion and more than 4,000 employees. The company owns and operates generating facilities and delivers low-cost, reliable electric service to 1.6 million customers in Pennsylvania, West Virginia, Maryland and Virginia. For more information, visit the company’s Web site at www.alleghenyenergy.com.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These include statements with respect to: rate regulation and the status of retail generation service supply competition in states served by Allegheny Energy’s distribution business, Allegheny Power; financing plans; demand for energy and the cost and availability of raw materials, including coal; provider-of-last-resort and power supply contracts; results of litigation; results of operations; internal controls and procedures; capital expenditures; status and condition of plants and equipment; capacity purchase commitments; and regulatory matters. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Actual results have varied materially and unpredictably from past expectations. Factors that could cause actual results to differ materially include, among others, the following: plant performance and unplanned outages; changes in the price of power and fuel for electric generation; general economic and business conditions; changes in access to capital markets and actions of rating agencies; complications or other factors that render it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis; environmental regulations; the results of regulatory proceedings, including proceedings related to rates; changes in industry capacity, development and other activities by Allegheny Energy’s competitors; changes in the weather and other natural phenomena; changes in customer switching behavior and their resulting effects on existing and future load requirements; changes in the underlying inputs and assumptions, including market conditions used to estimate the fair values of commodity contracts; changes in laws and regulations applicable to Allegheny Energy, its markets or its activities; the loss of any significant customers or suppliers; dependence on other electric transmission and gas transportation systems and their constraints or availability; inflationary and interest rate trends changes in market rules, including changes to PJM participant rules and tariffs; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies and accounting issues facing our organization; and the continuing effects of global instability, terrorism and war. Additional risks and uncertainties are identified and discussed in Allegheny Energy’s reports filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. Allegheny Energy undertakes no obligation to update its forward-looking statements to reflect events or circumstances after the date of this release.

-###-

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share amounts)	2009	2008	2009	2008
Operating revenues	$814,743	$953,500	$1,771,916	$1,828,526
Operating expenses:
Fuel	216,766	245,252	475,727	495,078
Purchased power and transmission	112,227	97,207	246,122	194,587
Deferred energy costs, net	(7,574)	1,103	(24,582)	(9,351)
Operations and maintenance	200,519	189,931	367,694	358,631
Depreciation and amortization	67,221	68,794	135,732	139,083
Taxes other than income taxes	46,509	52,879	102,323	105,318

Total operating expenses	635,668	655,166	1,303,016	1,283,346

Operating income	179,075	298,334	468,900	545,180
Other income (expense), net	1,758	4,661	4,217	10,870
Interest expense	59,070	58,704	116,350	117,135

Income before income taxes	121,763	244,291	356,767	438,915
Income tax expense	48,900	89,820	149,806	148,113

Net income	72,863	154,471	206,961	290,802
Less net income attributable to noncontrolling interest	(255)	(345)	(428)	(551)

Net income attributable to Allegheny Energy, Inc.	$72,608	$154,126	$206,533	$290,251

Earnings per share attributable to Allegheny Energy, Inc.:
Basic	$0.43	$0.92	$1.22	$1.73
Diluted	$0.43	$0.91	$1.22	$1.71

Average shares outstanding:
Basic	169,506	168,236	169,473	167,898
Diluted	169,908	170,106	169,888	170,028

Dividends per share	$0.15	$0.15	$0.30	$0.30

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands)	June 30, 2009	December 31, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$232,038	$362,145
Accounts receivable:
Customer	201,044	188,309
Unbilled utility revenue	88,135	122,695
Wholesale and other	71,357	61,445
Allowance for uncollectible accounts	(13,870)	(13,280)
Materials and supplies	111,794	115,107
Fuel	206,561	128,238
Deferred income taxes	46,026	69,617
Prepaid taxes	56,387	44,766
Collateral deposits	49,349	33,441
Derivative assets	108,415	113,087
Regulatory assets	146,759	158,835
Assets held for sale	30,144	—
Other	70,011	111,317

Total current assets	1,404,150	1,495,722

Property, Plant and Equipment:
Generation	6,621,037	6,107,344
Transmission	1,222,881	1,171,716
Distribution	3,693,298	3,944,068
Other	462,692	463,377
Accumulated depreciation	(4,995,338)	(4,994,099)

Subtotal	7,004,570	6,692,406
Construction work in progress	1,202,030	1,309,790
Property, plant and equipment held for sale, net	249,065	—

Total property, plant and equipment, net	8,455,665	8,002,196

Investments and Other Assets:
Goodwill	367,287	367,287
Restricted funds — Fort Martin scrubber project	33,642	133,346
Investments in unconsolidated affiliates	27,132	27,955
Other	21,221	19,695

Total investments and other assets	449,282	548,283

Deferred Charges:
Regulatory assets	668,277	687,696
Derivative assets	5,691	9,816
Assets held for sale	52	—
Other	64,587	67,335

Total deferred charges	738,607	764,847

Total Assets	$11,047,704	$10,811,048

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Continued)

(unaudited)

(In thousands, except share amounts)	June 30, 2009	December 31, 2008
LIABILITIES AND EQUITY
Current Liabilities:
Long-term debt due within one year	$179,669	$93,848
Accounts payable	378,998	374,229
Accrued taxes	48,253	119,431
Payable to PJM for FTRs	34,433	110,774
Derivative liabilities	14,409	22,153
Regulatory liabilities	45,143	69,208
Accrued interest	56,531	58,048
Security deposits	46,676	46,166
Liabilities associated with assets held for sale	12,724	—
Other	107,086	109,643

Total current liabilities	923,922	1,003,500

Long-term Debt, excluding amounts due within one year	4,143,539	4,115,921
Deferred Credits and Other Liabilities:
Derivative liabilities	9,228	11,886
Income taxes payable	81,759	75,669
Investment tax credit	63,679	65,768
Deferred income taxes	1,370,602	1,277,439
Regulatory liabilities	474,185	528,937
Pension and other postretirement employee benefit plan liabilities	591,483	578,440
Adverse power purchase commitment	123,379	132,334
Liabilities associated with assets held for sale	54,137	—
Other	160,536	165,500

Total deferred credits and other liabilities	2,928,988	2,835,973

Equity:
Common stock — $1.25 par value per share, 260 million shares authorized and 169,532,084 and 169,413,887 shares issued at June 30, 2009 and December 31, 2008, respectively	211,893	211,767
Other paid-in capital	1,981,875	1,952,440
Retained earnings	887,298	731,615
Treasury stock at cost - 49,493 shares	(1,756)	(1,756)
Accumulated other comprehensive loss	(33,610)	(43,318)

Total Allegheny Energy, Inc. common stockholders’ equity	3,045,700	2,850,748
Noncontrolling interest	5,555	4,906

Total equity	3,051,255	2,855,654

Total Liabilities and Equity	$11,047,704	$10,811,048

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

SEGMENT STATEMENTS OF INCOME

(unaudited)

	Three Months Ended June 30, 2009				Three Months Ended June 30, 2008
(In millions)	Delivery and Services	Generation and Marketing	Eliminations	Total	Delivery and Services	Generation and Marketing	Eliminations	Total
Operating revenues	$741.3	$494.5	$(421.1)	$814.7	$672.3	$684.5	$(403.3)	$953.5
Fuel	—	216.8	—	216.8	—	245.3	—	245.3
Purchased power and transmission	500.5	30.9	(419.2)	112.2	474.1	24.4	(401.3)	97.2
Deferred energy costs, net	3.1	(10.7)	—	(7.6)	3.3	(2.1)	—	1.2
Operations and maintenance	90.7	111.7	(1.9)	200.5	91.8	100.1	(2.0)	189.9
Depreciation and amortization	38.5	28.7	—	67.2	40.7	28.1	—	68.8
Taxes other than income taxes	35.7	10.8	—	46.5	34.3	18.5	—	52.8

Total operating expenses	668.5	388.2	(421.1)	635.6	644.2	414.3	(403.3)	655.2

Operating income	72.8	106.3	—	179.1	28.1	270.2	—	298.3
Other income (expense), net	1.2	0.6	—	1.8	3.6	1.9	(0.8)	4.7
Interest expense	26.3	32.8	—	59.1	23.9	35.6	(0.8)	58.7

Income before income taxes	47.7	74.1	—	121.8	7.8	236.5	—	244.3
Income tax expense	19.8	29.1	—	48.9	2.9	86.9	—	89.8

Net income	27.9	45.0	—	72.9	4.9	149.6	—	154.5

Less: net income attributable to noncontrolling interest	(0.3)	—	—	(0.3)	(0.4)	—	—	(0.4)

Net income attributable to Allegheny Energy, Inc.	$27.6	$45.0	$—	$72.6	$4.5	$149.6	$—	$154.1

	Six Months Ended June 30, 2009				Six Months Ended June 30, 2008
(In millions)	Delivery and Services	Generation and Marketing	Eliminations	Total	Delivery and Services	Generation and Marketing	Eliminations	Total
Operating revenues	$1,634.0	$1,081.5	$(943.6)	$1,771.9	$1,446.8	$1,252.8	$(871.0)	$1,828.6
Fuel	—	475.7	—	475.7	—	495.1	—	495.1
Purchased power and transmission	1,126.0	60.0	(939.9)	246.1	1,009.6	51.9	(866.9)	194.6
Deferred energy costs, net	(0.9)	(23.7)	—	(24.6)	6.4	(15.7)	—	(9.3)
Operations and maintenance	177.8	193.7	(3.7)	367.8	183.7	179.0	(4.1)	358.6
Depreciation and amortization	78.4	57.3	—	135.7	83.4	55.7	—	139.1
Taxes other than income taxes	73.7	28.6	—	102.3	70.4	34.9	—	105.3

Total operating expenses	1,455.0	791.6	(943.6)	1,303.0	1,353.5	800.9	(871.0)	1,283.4

Operating income	179.0	289.9	—	468.9	93.3	451.9	—	545.2
Other income (expense), net	2.6	1.6	—	4.2	7.0	6.1	(2.2)	10.9
Interest expense	52.7	63.6	—	116.3	45.8	73.5	(2.2)	117.1

Income before income taxes	128.9	227.9	—	356.8	54.5	384.5	—	439.0
Income tax expense	54.6	95.2	—	149.8	15.7	132.4	—	148.1

Net income	74.3	132.7	—	207.0	38.8	252.1	—	290.9

Less: net income attributable to noncontrolling interest	(0.5)	—	—	(0.5)	(0.6)	—	—	(0.6)

Net income attributable to Allegheny Energy, Inc.	$73.8	$132.7	$—	$206.5	$38.2	$252.1	$—	$290.3

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

CONSOLIDATED DATA FOR THE THREE MONTHS ENDED JUNE 30, 2009 AND 2008

(in millions, except per share data)

(unaudited)

THREE MONTHS ENDED JUNE 30, 2009	INCOME BEFORE INCOME TAXES	NET INCOME ATTRIBUTABLE TO ALLEGHENY ENERGY, INC.	DILUTED EARNINGS PER SHARE

Calculation of Adjusted Income:

Income - GAAP Basis	$121.8	$72.6	$0.43

Adjustments:
Net unrealized gain associated with economic hedges[1]	(4.6)	(2.8)

Adjusted Income	$117.2	$69.8	$0.41

Calculation of Adjusted EBITDA:
Net Income - GAAP basis		$72.6
Interest expense		59.1
Income tax expense		48.9
Depreciation and amortization		67.2

EBITDA		247.8
Net unrealized gain associated with economic hedges[1]		(4.6)

Adjusted EBITDA		$243.2

THREE MONTHS ENDED JUNE 30, 2008	INCOME BEFORE INCOME TAXES	NET INCOME ATTRIBUTABLE TO ALLEGHENY ENERGY, INC.	DILUTED EARNINGS PER SHARE

Calculation of Adjusted Income:

Income - GAAP Basis	$244.3	$154.1	$0.91

Adjustments:
Net unrealized gain associated with economic hedges[3]	(127.3)	(77.6)

Adjusted Income	$117.0	$76.5	$0.45

Calculation of Adjusted EBITDA:
Net Income - GAAP basis		$154.1
Interest expense		58.7
Income tax expense		89.8
Depreciation and amortization		68.8

EBITDA		371.4
Net unrealized gain associated with economic hedges[3]		(127.3)

Adjusted EBITDA		$244.1

See accompanying Notes to Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

SEGMENT DATA FOR THE THREE MONTHS ENDED JUNE 30, 2009 AND 2008

(in millions)

(unaudited)

	DELIVERY AND SERVICES		GENERATION AND MARKETING
THREE MONTHS ENDED JUNE 30, 2009	INCOME BEFORE INCOME TAXES	NET INCOME ATTRIBUTABLE TO ALLEGHENY ENERGY, INC.	INCOME BEFORE INCOME TAXES	NET INCOME ATTRIBUTABLE TO ALLEGHENY ENERGY, INC.

Calculation of Adjusted Income:
Income - GAAP Basis	$47.7	$27.6	$74.1	$45.0

Adjustments:
Net unrealized gain associated with economic hedges[1]	—	—	(4.6)	(2.8)

Adjusted Income	$47.7	$27.6	$69.5	$42.2

	DELIVERY AND SERVICES		GENERATION AND MARKETING
THREE MONTHS ENDED JUNE 30, 2008	INCOME BEFORE INCOME TAXES	NET INCOME ATTRIBUTABLE TO ALLEGHENY ENERGY, INC.	INCOME BEFORE INCOME TAXES	NET INCOME ATTRIBUTABLE TO ALLEGHENY ENERGY, INC.

Calculation of Adjusted Income:
Income - GAAP Basis	$7.8	$4.5	$236.5	$149.6

Adjustments:
Net unrealized gain associated with economic hedges[3]	—	—	(127.3)	(77.6)

Adjusted Income	$7.8	$4.5	$109.2	$72.0

See accompanying Notes to Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

CONSOLIDATED DATA FOR THE SIX MONTHS ENDED JUNE 30, 2009 AND 2008

(in millions, except per share data)

(unaudited)

SIX MONTHS ENDED JUNE 30, 2009	INCOME BEFORE INCOME TAXES	NET INCOME ATTRIBUTABLE TO ALLEGHENY ENERGY, INC.	DILUTED EARNINGS PER SHARE

Calculation of Adjusted Income:

Income - GAAP Basis	$356.8	$206.5	$1.22

Adjustments:
Net unrealized gain associated with economic hedges[2]	(37.0)	(22.6)

Adjusted Income	$319.8	$183.9	$1.08

Calculation of Adjusted EBITDA:
Net Income - GAAP basis		$206.5
Interest expense		116.3
Income tax expense		149.8
Depreciation and amortization		135.7

EBITDA		608.3
Net unrealized gain associated with economic hedges[2]		(37.0)

Adjusted EBITDA		$571.3

SIX MONTHS ENDED JUNE 30, 2008	INCOME BEFORE INCOME TAXES	NET INCOME ATTRIBUTABLE TO ALLEGHENY ENERGY, INC.	DILUTED EARNINGS PER SHARE

Calculation of Adjusted Income:

Income - GAAP Basis	$439.0	$290.3	$1.71

Adjustments:
Net unrealized gain associated with economic hedges[3]	(127.3)	(77.6)

Adjusted Income	$311.7	$212.7	$1.25

Calculation of Adjusted EBITDA:
Net Income - GAAP basis		$290.3
Interest expense		117.1
Income tax expense		148.1
Depreciation and amortization		139.1

EBITDA		694.6
Net unrealized gain associated with economic hedges[3]		(127.3)

Adjusted EBITDA		$567.3

See accompanying Notes to Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

SEGMENT DATA FOR THE SIX MONTHS ENDED JUNE 30, 2009 AND 2008

(in millions)

(unaudited)

	DELIVERY AND SERVICES		GENERATION AND MARKETING
SIX MONTHS ENDED JUNE 30, 2009	INCOME BEFORE INCOME TAXES	NET INCOME ATTRIBUTABLE TO ALLEGHENY ENERGY, INC.	INCOME BEFORE INCOME TAXES	NET INCOME ATTRIBUTABLE TO ALLEGHENY ENERGY, INC.

Calculation of Adjusted Income:
Income - GAAP Basis	$128.9	$73.8	$227.9	$132.7

Adjustments:
Net unrealized gain associated with economic hedges[2]	—	—	(37.0)	(22.6)

Adjusted Income	$128.9	$73.8	$190.9	$110.1

	DELIVERY AND SERVICES		GENERATION AND MARKETING
SIX MONTHS ENDED JUNE 30, 2008	INCOME BEFORE INCOME TAXES	NET INCOME ATTRIBUTABLE TO ALLEGHENY ENERGY, INC.	INCOME BEFORE INCOME TAXES	NET INCOME ATTRIBUTABLE TO ALLEGHENY ENERGY, INC.

Calculation of Adjusted Income:
Income - GAAP Basis	$54.5	$38.2	$384.5	$252.1

Adjustments:
Net unrealized gain associated with economic hedges[3]	—	—	(127.3)	(77.6)

Adjusted Income	$54.5	$38.2	$257.2	$174.5

See accompanying Notes to Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in millions)

(unaudited)

ADJUSTED OPERATING REVENUE	THREE MONTHS ENDED JUNE 30, 2009	THREE MONTHS ENDED JUNE 30, 2008
Operating revenue:
As reported	$814.7	$953.5

Net unrealized gain associated with economic hedges1 3	(4.6)	(127.3)

As Adjusted	$810.1	$826.2

ADJUSTED INCOME TAXES	THREE MONTHS ENDED JUNE 30, 2009	THREE MONTHS ENDED JUNE 30, 2008
Income taxes:
As reported	$48.9	$89.8

Income taxes related to net unrealized gain associated with economic hedges1 3	(1.8)	(49.7)

As Adjusted	$47.1	$40.1

See accompanying Notes to Reconciliation of Non-GAAP Financial Measures

Notes to Reconciliation of Non-GAAP Financial Measures:

(1)

For the three months ended June 30, 2009—represents unrealized gains of $6.3 million associated with an increase in the fair value of financial transmission rights, combined with $0.7 million of unrealized gains related to the mark-to-market effect of power hedges, offset by a $2.4 million unrealized loss associated with a hedging strategy pertaining to a natural gas transportation contract. These unrealized gains and losses were included in operating revenue on the Consolidated Statement of Income.

(2)

For the six months ended June 30, 2009 - represents unrealized gains of $27.5 million associated with an increase in the fair value of financial transmission rights, combined with a $18.0 million unrealized gain associated with a hedging strategy pertaining to a natural gas transportation contract, both offset by $8.5 million of unrealized losses related to the mark-to-market effect of power hedges. These unrealized gains and losses were included in operating revenue on the Consolidated Statement of Income.

(3)

For the three and six months ended June 30, 2008 - represents unrealized gains of $196.6 million associated with an increase in the fair value of financial transmission rights, partially offset by $56.2 million of unrealized losses related to the mark-to-market effect of power hedges, and a $13.1 million unrealized loss associated with a hedging strategy pertaining to a natural gas transportation contract. These unrealized gains and losses were included in operating revenue on the Consolidated Statements of Income.

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

OPERATING STATISTICS

(unaudited)

Three Months Ended June 30,

	2009	2008	Change

DELIVERY AND SERVICES:

Retail electricity sales (thousand MWh):

Residential	3,529	3,591	-1.7%

Commercial	2,772	2,731	1.5%

Industrial and other	3,424	4,156	-17.6%

Total	9,725	10,478	-7.2%

Usage per customer (KWh):

Residential	2,583	2,639	-2.1%

Commercial	14,909	14,833	0.5%

Industrial	124,892	153,182	-18.5%

GENERATION AND MARKETING:

Generation (thousand MWh):

Supercritical coal	7,518	8,824	-14.8%

Other coal	214	1,145	-81.3%

Gas	93	91	2.2%

Hydro and other	478	543	-12.0%

Total	8,303	10,603	-21.7%

Net capacity factor:

Supercritical coal	57%	67%	-10%

All coal	48%	62%	-14%

Equivalent availability factor:

Supercritical coal	75%	79%	-4%

All coal	76%	78%	-2%

DEGREE DAYS:

Heating	529	541	-2.2%

Cooling	262	230	13.9%

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

OPERATING STATISTICS

(unaudited)

Six Months Ended June 30,

	2009	2008	Change

DELIVERY AND SERVICES:

Retail electricity sales (thousand MWh):

Residential	8,772	8,654	1.4%

Commercial	5,547	5,484	1.1%

Industrial and other	6,937	8,136	-14.7%

Total	21,256	22,274	-4.6%

Usage per customer (KWh):

Residential	6,420	6,358	1.0%

Commercial	29,860	29,837	0.1%

Industrial	253,259	300,150	-15.6%

GENERATION AND MARKETING:

Generation (thousand MWh):

Supercritical coal	16,440	19,187	-14.3%

Other coal	932	2,768	-66.3%

Gas	176	138	27.5%

Hydro and other	861	1,051	-18.1%

Total	18,409	23,144	-20.5%

Net capacity factor:

Supercritical coal	63%	73%	-10%

All coal	53%	67%	-14%

Equivalent availability factor:

Supercritical coal	78%	84%	-6%

All coal	79%	83%	-4%

DEGREE DAYS:

Heating	3,289	3,255	1.0%

Cooling	264	230	14.8%